Exhibit 99.1

         Dell Generates Record EPS, Outpaces Industry Growth;
     Strong Growth in Services, Storage and International Markets

    ROUND ROCK, Texas--(BUSINESS WIRE)--Aug. 11, 2005--Dell (NASDAQ:DELL) achieved record earnings in its fiscal 2006 second-quarter, as it exceeded industry shipment growth in a competitive pricing environment. Sales of storage systems, mobility products, enhanced services and software and peripherals were up strongly around the world.
    Dell's second quarter, which ended July 29, was highlighted by industry-record shipments of 9.1 million computer systems -- including
2.7 million mobility products -- and company-record revenue of more than $2 billion from software and peripheral products, including printers and displays.
    The company's second-quarter earnings were $1.02 billion, or 41 cents per share, up 32 percent from a year ago. Second-quarter EPS includes a three-cent revision to the previously recorded tax estimate for the repatriation of funds under the American Jobs Creation Act of 2004. Absent that benefit, EPS was a record 38 cents, up 23 percent. Dell revenue for the quarter was $13.4 billion, 15 percent higher than the same quarter last year.


(in millions,           Second Quarter             Year to Date
 except share data)  FY'06   FY'05  Change    FY'06   FY'05  Change
                    -----------------------  -----------------------
Revenue             $13,428 $11,706     15%  $26,814 $23,246     15%
Operating Income     $1,173  $1,006     17%   $2,347  $1,972     19%
Reported GAAP Net
 Income              $1,020    $799     28%   $1,954  $1,530     28%
Pro forma Net
 Income(a)             $935    $799     17%   $1,869  $1,530     22%
Reported GAAP EPS     $0.41   $0.31     32%    $0.78   $0.59     32%
Pro forma EPS(a)      $0.38   $0.31     23%    $0.75   $0.59     27%

--------------------
(a) Pro forma results for the period ended July 29, 2005 exclude the impact of an $85 million ($0.03 per share) tax benefit related to a revised estimate of taxes on the repatriation of earnings under the American Jobs Creation Act of 2004.

    "Our teams performed well in a dynamic market. Our growth in Q2 was characterized by share increases in every region," said Kevin Rollins, Dell's chief executive officer.
    "While average selling prices were down more than we would have liked, we focused on balanced profitability and, in the process, delivered to our guidance for EPS."
    Dell's operating margin as a percent of revenue was 8.7 percent, up from 8.6 percent a year ago. The company generated more than $900 million in cash flow from operations. Dell spent $1.8 billion during the quarter to repurchase almost 47 million shares, and has now repurchased almost 280 million shares over the past 10 quarters.
    Mr. Rollins said continued steady purchase rates by corporate customers, the seasonal impact of back-to-school buying in the consumer segment, and continued growth in markets outside of the United States will drive Dell's third-quarter business. The company expects Q3 revenue of $14.1 to $14.5 billion, and earnings per share of 39 to 41 cents. Dell plans to repurchase at least $1.2 billion in stock during the current fiscal quarter.

    Growth Continues Globally

    Revenue from outside the United States accounted for 39 percent of Dell's total for the quarter and grew 24 percent year-over-year.
    Asia-Pacific and Japan (APJ) revenue grew 24 percent year-over-year. Software and peripherals revenue in APJ increased 90 percent year-over-year. Printer shipments more than tripled over last year, and Dell took the No. 1 position for Intel-based servers in Japan. Revenue from enhanced services increased 67 percent year-over-year.
    In Europe, the Middle East and Africa, revenue was up 21 percent over last year. Storage revenue increased 47 percent and enhanced services revenue increased 66 percent. The region shipped 52 percent more mobility products year-over-year.
    Excluding the U.S., the Americas region revenue grew 34 percent year-over-year. Shipments of mobility products increased, driven by notebook growth of 67 percent year-over-year. Printer shipments increased 117 percent from a year ago.
    In the United States, Dell expanded its leadership as the No. 1 systems vendor in all of its segments with more than 1 point year-over-year share increase. Dell's U.S. server leadership increased by more than 5 points year-over-year.

    Products and Services Achieve Record Demand

    Worldwide revenue from storage products grew 26 percent year-over-year. Dell's Storage Area Network (SAN) business grew more than 50 percent faster than the rest of the industry.
    Customers are shifting to denser, more powerful industry-standard servers, and Dell increased its shipments by 25 percent year-over-year. In this product category, Dell grew twice the rate of the industry in every region, gaining almost 3 points of share year-to-year and closing the gap with the leader by more than 4 percentage points.
    Mobility revenue in the quarter was a record $3.4 billion, a 20 percent year-over-year increase. Mobility product shipments increased 47 percent, a result of more customers shifting from desktops to mobility products. Dell increased desktop computer shipments by 17 percent and added another half-share point to its worldwide leadership.
    Software and peripherals revenue increased 35 percent year-over-year with further expansion of Dell's imaging products. Laser printer units increased 168 percent year-over-year and overall printer shipments grew 77 percent year-over-year.
    Enhanced services revenue for the quarter was $1.2 billion, an increase of 41 percent year-over-year, as more customers look to Dell for professional and managed services for their enterprises. Dell's quality of support was cited as often as its product reliability as the reason enterprise customers choose Dell in the current server customer satisfaction survey conducted by Technology Business Research.

    About Dell

    Dell Inc. (NASDAQ:DELL) is a trusted and diversified information-technology supplier and partner, and sells a comprehensive portfolio of products and services directly to customers worldwide. Dell, recognized by Fortune magazine as America's most admired company and No. 3 globally, designs, builds and delivers innovative, tailored systems that provide customers with exceptional value. Company revenue for the last four quarters was $52.8 billion. For more information about Dell and its products and services, visit www.dell.com.

    Special note: Statements in this press release that relate to future results and events (including statements about Dell's anticipated financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: general economic, business and industry conditions; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws and fluctuations in foreign currency exchange rates; the ability to accurately predict product, customer and geographic sales mix; the ability to timely and effectively manage periodic product transitions; reliance on third-party suppliers for product components, including dependence on several single-source supplier relationships; the ability to effectively manage operating costs; the failure to attract and retain qualified personnel; the level of demand for the products and services Dell offers; the ability to manage inventory levels to minimize excess inventory, declining inventory values and obsolescence; and the effect of armed hostilities, terrorism, natural disasters and public health issues on the economy generally, on the level of demand for Dell's products and services and on Dell's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting Dell's business and prospects is contained in Dell's periodic filings with the Securities and Exchange Commission.

    Consolidated statements of income, financial position and cash flows follow.

    Dell is a trademark of Dell Inc.

    Dell disclaims any proprietary interest in the marks and names of others.


                              DELL INC.
Condensed Consolidated Statement of Operations and Related Financial
                              Highlights
                 (in millions, except per share data)
                             (unaudited)


                             Three Months Ended
                        -----------------------------
                                                      % Growth Rates
                                                      ---------------
                                                                  Yr.
                        July 29,  April 29,  July 30,             to
                          2005      2005      2004    Sequential  Yr.
                        --------- --------- --------- ---------------

Net revenue              $13,428   $13,386   $11,706          0%  15%
Cost of revenue           10,929    10,895     9,572          0%  14%
                        --------- --------- ---------
  Gross margin             2,499     2,491     2,134          0%  17%
Selling, general and
 administrative            1,204     1,207     1,008          0%  19%
Research, development
 and engineering             122       110       120         12%   2%
                        --------- --------- ---------
  Operating expenses       1,326     1,317     1,128          1%  18%
                        --------- --------- ---------
  Operating income         1,173     1,174     1,006          0%  17%
Investment and other
 income, net                  61        59        46          4%  33%
                        --------- --------- ---------
Income before income
 taxes                     1,234     1,233     1,052          0%  17%
Income tax provision(a)      214       299       253        (28%)(15%)
                        --------- --------- ---------
  Net income(a)           $1,020      $934      $799          9%  28%
                        ========= ========= =========

Earnings per common
 share:(a)
  Basic                    $0.42     $0.38     $0.32
                        ========= ========= =========
  Diluted                  $0.41     $0.37     $0.31
                        ========= ========= =========

Weighted average shares
 outstanding:
  Basic                    2,418     2,456     2,518
  Diluted                  2,478     2,515     2,574

Percentage of Total Net
 Revenue:
-----------------------
Gross margin                18.6%     18.6%     18.2%
Selling, general and
 administrative              9.0%      9.0%      8.6%
Research, development
 and engineering             0.9%      0.8%      1.0%
Operating expenses           9.9%      9.8%      9.6%
Operating income             8.7%      8.8%      8.6%
Income before income
 taxes                       9.2%      9.2%      9.0%
Net income(a)                7.6%      7.0%      6.8%
Income tax rate(a)          17.4%     24.2%     24.0%

Net Revenue by
 Geographic Region
 (in billions):
------------------
Americas                    $8.9      $8.6      $8.0          4%  11%
Europe                       2.9       3.2       2.4         (8%) 21%
Asia Pacific - Japan         1.6       1.7       1.3         (1%) 24%

Percentage of Total Net
 Revenue:
-----------------------
Americas                      66%       64%       68%
Europe                        22%       24%       21%
Asia Pacific - Japan          12%       12%       11%

Net Revenue by Product
 Category (in billions):
------------------------
Desktop PCs                 $5.1      $5.3      $5.0         (5%)   2%
Mobility                     3.4       3.3       2.9          5%   20%
Servers                      1.3       1.3       1.2          2%    9%
Storage                      0.4       0.4       0.3         (8%)  26%
Enhanced Services            1.2       1.1       0.8          8%   41%
Software and
 peripherals                 2.0       2.0       1.5          3%   35%

Percentage of Total Net
 Revenue:
-----------------------
Desktop PCs                   37%       40%       42%
Mobility                      26%       24%       25%
Servers                       10%       10%       10%
Storage                        3%        3%        3%
Enhanced Services              9%        8%        7%
Software and
 peripherals                  15%       15%       13%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(a) Results for the period ended July 29, 2005 include the impact of an $85 million ($0.03 per share) tax benefit related to a revised estimate of taxes on the repatriation of earnings under the American Jobs Creation Act of 2004.


                              DELL INC.
Condensed Consolidated Statement of Operations and Related Financial
                              Highlights
                 (in millions, except per share data)
                             (unaudited)


                                Six Months Ended
                             ---------------------  % Growth
                                                      Rates
                              July 29,   July 30,  -----------
                                2005       2004     Yr. to Yr.
                             ---------- ---------- -----------

Net revenue                    $26,814    $23,246          15%
Cost of revenue                 21,824     19,039          15%
                             ---------- ----------
  Gross margin                   4,990      4,207          19%
Selling, general and
 administrative                  2,411      1,999          21%
Research, development and
 engineering                       232        236         (2%)
                             ---------- ----------
  Total operating
   expenses                      2,643      2,235          18%
                             ---------- ----------
Operating income                 2,347      1,972          19%
Investment and other income,
 net                               120         95          26%
                             ---------- ----------
Income before income
 taxes                           2,467      2,067          19%
Income tax provision(a)            513        537         (4%)
                             ---------- ----------
  Net income(a)                 $1,954     $1,530          28%
                             ========== ==========

Earnings per common
 share:(a)
  Basic                          $0.80      $0.61
                             ========== ==========
  Diluted                        $0.78      $0.59
                             ========== ==========

Weighted average shares
 outstanding:
  Basic                          2,437      2,529
  Diluted                        2,497      2,583

Percentage of Total Net
 Revenue:
-----------------------
Gross margin                      18.6%      18.1%
Selling, general and
 administrative                    9.0%       8.6%
Research, development and
 engineering                       0.9%       1.0%
Operating expenses                 9.9%       9.6%
Operating income                   8.8%       8.5%
Income before income
 taxes                             9.2%       8.9%
Net income (a)                     7.3%       6.6%
Income tax rate(a)                20.8%      26.0%

Net Revenue by Geographic
 Region (in billions):
-------------------------
Americas                         $17.4      $15.4          13%
Europe                             6.1        5.1          20%
Asia Pacific - Japan               3.3        2.7          21%

Percentage of Total Net
 Revenue:
-----------------------
Americas                            65%        66%
Europe                              23%        22%
Asia Pacific - Japan                12%        12%

Net Revenue by Product
 Category (in billions):
------------------------
Desktop PCs                      $10.4      $10.0           4%
Mobility                           6.7        5.6          21%
Servers                            2.6        2.4          10%
Storage                            0.8        0.6          37%
Enhanced Services                  2.3        1.6          36%
Software and peripherals           4.0        3.0          32%

Percentage of Total Net
 Revenue:
-----------------------
Desktop PCs                         39%        43%
Mobility                            25%        24%
Servers                             10%        10%
Storage                              3%         3%
Enhanced Services                    8%         7%
Software and peripherals            15%        13%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(a) Results for the period ended July 29, 2005 include the impact of an $85 million ($0.03 per share) tax benefit related to a revised estimate of taxes on the repatriation of earnings under the American Jobs Creation Act of 2004.


                               DELL INC.
  Condensed Consolidated Statement of Financial Position and Related
                         Financial Highlights
             (in millions, except for "Ratios" and "Other
                             information")
                              (unaudited)


                                 July 29,  April 29,  July 30,
                                   2005      2005       2004
                                --------- ---------- ----------
Assets:
----------------------------
Current assets:
   Cash and cash equivalents      $6,337     $5,874     $4,025
   Short-term investments          2,709      3,967      1,509
   Accounts receivable, net        4,443      4,289      3,625
   Inventories                       570        483        418
   Other                           2,739      2,439      2,055
                                --------- ---------- ----------
     Total current assets         16,798     17,052     11,632
Property, plant and equipment,
 net                               1,843      1,741      1,578
Investments                        3,625      3,574      6,276
Other non-current assets             345        320        446
                                --------- ---------- ----------
     Total assets                $22,611    $22,687    $19,932
                                ========= ========== ==========


Liabilities and Stockholders'
 Equity:
-----------------------------
Current liabilities:
  Accounts payable                $9,196     $9,057     $7,444
  Accrued and other                5,172      5,332      3,877
                                --------- ---------- ----------
     Total current liabilities    14,368     14,389     11,321
Long-term debt                       504        504        505
Other non-current liabilities      2,230      2,170      1,899
                                --------- ---------- ----------
     Total liabilities            17,102     17,063     13,725
Stockholders' equity               5,509      5,624      6,207
                                --------- ---------- ----------
Total liabilities and
 stockholders' equity            $22,611    $22,687    $19,932
                                ========= ========== ==========

Ratios:
-------
Days supply in inventory               5          4          4
Days of sales outstanding(a)          33         32         31
Days in accounts payable              76         75         70
                                --------- ---------- ----------
Cash conversion cycle                (38)       (39)       (35)

Other Information:
------------------
Headcount (approximate)           61,400     57,600     50,000
Average total revenue/unit
 (approximate)                    $1,480     $1,520     $1,610


Note: Ratios are calculated based on underlying data in thousands.

(a) Days of sales outstanding include the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. At July 29, 2005, April 29, 2005 and July 30, 2004, days of sales outstanding included days of sales in accounts receivable and days of in-transit customer shipments of 30 and 3 days; 29 and 3 days; and 28 and 3 days, respectively.


                              DELL INC.
            Condensed Consolidated Statement of Cash Flows
                            (in millions)
                             (unaudited)


                           Three Months              Six Months
                              Ended                     Ended
                          --------------------------------------
                                       July 29, 2005
                          --------------------------------------

Cash flows from operating
 activities:
  Net income                   $1,020                    $1,954
    Adjustments to
     reconcile net income
     to net cash provided
     by operating activities:
    Depreciation and
     amortization                  97                       188
    Tax benefits from
     employee stock plans          91                       123
    Effects of exchange
     rate changes on
     monetary assets and
     liabilities denominated
     in foreign currencies         95                        15
    Other                          42                        60
  Changes in:
    Operating working
     capital                     (550)                     (447)
    Non-current assets
     and liabilities              124                       216
                          ------------             -------------
       Net cash provided
        by operating
        activities                919                     2,109

Cash flows from investing
 activities:
  Investments:
    Purchases                  (2,144)                   (3,013)
    Maturities and sales        3,344                     6,070
  Capital expenditures           (204)                     (347)
                          ------------             -------------
       Net cash provided
        by investing
        activities                996                     2,710

Cash flows from financing
 activities:
  Purchase of common
   stock                       (1,800)                   (3,800)
  Issuance of common
   stock under employee
   plans and other                466                       627
                          ------------             -------------
       Net cash used
        in financing
        activities             (1,334)                   (3,173)

Effect of exchange rate
 changes on cash and cash
 equivalents                     (118)                      (56)
                          ------------             -------------
Net increase in cash and
 cash equivalents                 463                     1,590

Cash and cash equivalents
 at beginning of period         5,874                     4,747
                          ------------             -------------
Cash and cash equivalents
 at end of period              $6,337                    $6,337
                          ============             =============

Additional supplemental information is available on our website at http://www.dell.com/downloads/global/corporate/conferences/ q2fy06_earnings_pres.pdf

    CONTACT: Dell, Round Rock
             Media Contacts:
             Jess Blackburn, 512-725-0187
             jess_blackburn@dell.com
             or
             David Frink, 512-728-2678
             david_frink@dell.com
             or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com